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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 8, 2003
(Date of earliest event reported) (December 5, 2003)

QWEST COMMUNICATIONS INTERNATIONAL INC.
Exact Name of Registrant as Specified in its Charter

Delaware (State or other jurisdiction of incorporation)

000-22609 (Commission File Number)		84-1339282 (IRS Employer Identification No.)

1801 California Street, Denver, Colorado
(Address of principal executive offices)
 80202
(Zip Code)

Registrant's telephone number, including area code: 303-992-1400

(Former name or former address, if changed since last report): Not applicable

Item 7(c). Exhibits.

Exhibit No.	Exhibit Description
10.45*	Amendment No. 2 To Credit Agreement And Amendment No. 1 To Security And Pledge Agreement Among Qwest Services Corporation, Qwest Communications International Inc., Qwest Dex Holdings, Inc., Qwest Dex, Inc., The Banks Party Thereto And Bank of America, N.A., as Administrative Agent

*
Filed herewith

Item 9. Regulation FD Disclosure.

        On December 5, 2003, Qwest Communications International Inc. ("Qwest" or the "Company" or "we" or "us" or "our") and its wholly owned subsidiaries, Qwest Capital Funding, Inc. and Qwest Services Corporation, announced that, they have increased the size of their pending offers to purchase specified series of their outstanding debt securities (the "Notes") for cash from $2.25 billion to $3.0 billion aggregate principal amount of Notes. A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K.

        In addition, Qwest has received an amendment on the Qwest Services Corporation credit facility in order to facilitate the offer. A copy of the amendment is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Forward Looking Statements Warning

        This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into our accounting policies, practices and procedures and certain transactions; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; further delays in making required public filings with the SEC; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our inability to satisfy any resulting obligations from funds available to us, if any; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the likelihood of certain of our competitors emerging from bankruptcy court protection or otherwise reorganizing their capital structure and competing effectively against us; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; and changes in the outcome of future events from the assumed outcome included in our significant accounting policies.

        The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This Current Report on Form 8-K may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility.

        Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

        By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.
DATE: December 5, 2003	By:	/s/ STEPHEN E. BRILZ
Name: Stephen E. Brilz Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.45*	Amendment No. 2 To Credit Agreement And Amendment No. 1 To Security And Pledge Agreement Among Qwest Services Corporation, Qwest Communications International Inc., Qwest Dex Holdings, Inc., Qwest Dex, Inc., The Banks Party Thereto And Bank of America, N.A., as Administrative Agent
99.1*	Press release dated December 5, 2003

*
Filed herewith

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  Item 7(c). Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURE